Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED

EMPLOYMENT AND CONSULTING AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENT (this “Fifth Amendment”) is made as of May 14, 2015 by and between STEVEN H. BARUCH, residing at 1 Pondview West, Purchase, NY 10577 (“Executive”), and PRESIDENTIAL REALTY CORPORATION, a Delaware corporation having offices at 1430 Broadway, Suite 503, New York, NY, 10018 (the “Company”).

WITNESSETH:

WHEREAS, Executive and the Company entered into that certain Employment and Consulting Agreement, made January 31, 2005, as of January 1, 2004, which agreement was modified by a First Amendment dated January 3, 2006, then amended and restated as of December 12, 2007 and, as so amended and restated, modified by a letter agreement dated October 13, 2008, a Second Amendment to Amended and Restated Employment Agreement dated August 25, 2010, a Third Amendment to Amended and Restated Employment Agreement dated November 8, 2011 and a Fourth Amendment to Amended and Restated Employment Agreement dated November 10, 2014 (collectively, the “Agreement;” capitalized terms used and not defined herein have the respective meanings assigned to them in the Agreement) and the parties now desire to further amend the Agreement to satisfy the Deferred Amount owed by the Company to the Executive in consideration of a partial cash payment and the grant of an option to acquire shares of the Company’s Class B Common Stock, $.00001 par value per share to the Executive.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement is hereby amended in substance as follows:

1.           Amendments to the Agreement. On the Effective Date (defined below), the Company shall pay to Executive the Deferred Amount as follows: $50,000 in cash and the balance in the form of an option to purchase shares of the Company’s Class B Common Stock in the form attached hereto as Exhibit A.

2.          Effective Date. The Effective Date shall be the date the Company consummates a refinancing of the existing mortgage on its Mapletree Property located in Palmer, Massachusetts.

3.           Satisfaction of Obligations. As of the Effective Date and following the performance of the Company’s obligations under Section 1 hereof, the Company’s obligations with respect to the Deferred Amount shall be deemed fully satisfied.

4.            Miscellaneous.

(a)          This Fifth Amendment is governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State.

(b)          This Fifth Amendment constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Fifth Amendment as of the date first written above.

/s/ Steven H. Baruch
Steven H. Baruch

Presidential Realty Corporation

By:	/s Alexander Ludwig
Name:	Alexander Ludwig
Title:	President

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EXHIBIT A

OPTION AGREEMENT